Exhibit 99.1

Contacts:
For Smithfield:	For Premium Standard Farms:
Investors:	Steve Lightstone
Jerry Hostetter	Premium Standard Farms, Inc.
Smithfield Foods, Inc.	(816) 472-7675
(212) 758-2100
Media:
Adam Weiner or Scott Hynes
Kekst and Company
(212) 521-4800
Smithfield Foods and Premium Standard Farms Receive Request For Additional Information Under U.S. Hart-Scott Rodino Act
Smithfield, VA, November 6, 2006 — Smithfield Foods, Inc. (NYSE: SFD) and Premium Standard Farms, Inc. (Nasdaq: PORK) today announced that each has received a request for additional information, commonly referred to as a Second Request, from the Antitrust Division of the U.S. Department of Justice (DOJ) in connection with Smithfield’s pending acquisition of PSF. The Second Request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act).
The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after Smithfield and PSF have substantially complied with the Second Request, unless that period is extended voluntarily by the parties or terminated sooner by the DOJ. The companies intend to respond expeditiously to the Second Request and to work towards a prompt closing, which they are hopeful will occur in the first calendar quarter of 2007.
About Smithfield Foods, Inc.
Smithfield has delivered a 24 percent average annual compounded rate of return to investors since 1975. With sales of $11 billion, Smithfield is the leading processor and marketer of fresh pork and processed meats in the United States, as well as the largest producer of hogs. For more information, visit www.smithfieldfoods.com.
About Premium Standard Farms, Inc.
PSF is one of the largest vertically integrated providers of pork products in the United States, producing consistent, high quality pork products for the retail, wholesale, foodservice, export, and further processor markets. PSF is the nation’s second largest pork producer and sixth largest pork processor, with approximately 4,300 employees working at farms and processing facilities in Missouri, North Carolina, and Texas.
This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,”

“should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Smithfield’s and PSF’s management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: the risk that governmental approvals of the transaction will not be obtained on the proposed terms and schedule or at all or will only be obtained following the imposition of adverse conditions; the failure to obtain stockholder approval; the risks that Smithfield’s and PSF’s businesses will not be integrated successfully; the risk that Smithfield and PSF will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the availability and pricing of hogs, feed and other products necessary to our business; fluctuations in pricing of our products, the competitive environment and related market conditions; legal risks, including litigation and legislative and regulatory developments; possible effects on products and productivity of disease outbreaks; access to capital; and actions of domestic and foreign governments. Additional factors that could cause Smithfield’s and PSF’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of Smithfield and the 2006 Annual Report on Form 10-K of PSF filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Neither Smithfield nor PSF undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.
This communication is being made in respect of the proposed merger transaction involving Smithfield, PSF and KC2 Merger Sub, Inc. In connection with the proposed transaction, Smithfield filed with the SEC a registration statement on Form S-4 containing a preliminary proxy statement/prospectus for the stockholders of PSF, and each of Smithfield and PSF will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AS WELL AS THE OTHER DOCUMENTS REFERRED TO IN THE PROXY STATEMENT/PROSPECTUS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement/prospectus will be mailed to PSF’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Smithfield and PSF, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attention: Investor Relations (212) 758-2100, or to PSF, 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105 Attention: Investor Relations (816) 472-7675.
Smithfield, PSF and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Smithfield’s directors and executive officers is available in Smithfield’s proxy statement for its 2006 annual meeting of stockholders and Smithfield’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 31, 2006 and June 30, 2006, respectively, and information regarding PSF’s directors and executive officers is available in PSF’s proxy statement for its 2006 annual meeting of stockholders and PSF’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 21, 2006 and May 31, 2006, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement/prospectus filed with the SEC.